UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 23, 2011 Marriott International, Inc. further amended and restated its multicurrency revolving credit agreement (filed as Exhibit 10 to our Form 8-K filed on May 16, 2007) to extend the agreement’s expiration from May 14, 2012 to June 23, 2016 and reduce the facility size from $2.404 billion to $1.75 billion of aggregate effective borrowings, reflecting our current business needs. Under the credit agreement, borrowings bear interest at LIBOR (the London Interbank Offered Rate) plus a spread based on our public debt rating. We also pay quarterly fees at a rate based on our public debt rating. The material terms of the amended and restated credit agreement are otherwise unchanged.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit 10 -	U.S. $1,750,000,000 Second Amended and Restated Credit Agreement dated as of June 23, 2011 with Bank of America, N.A. as administrative agent and certain banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: June 27, 2011	By:	/s/ Ward Cooper
Ward Cooper
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10	U.S. $1,750,000,000 Second Amended and Restated Credit Agreement dated as of June 23, 2011 with Bank of America, N.A. as administrative agent and certain banks.

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